Exhibit 31.2

CERTIFICATE

I, Malinda G. Passmore, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K for the fiscal year ended July 31, 2015 of KMG Chemicals, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 15, 2015	/s/ Malinda G. Passmore
Malinda G. Passmore
Vice President and Chief Financial Officer